Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Hecla Mining Company

Coeur d’Alene, Idaho

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-159966, 333-186861, 333-195246, 333-201520, 333-209751 and 333-209652) and Form S-8 (No. 333-218744, 333-96995, 333-60095, 333-169030, 333-176364, 333-195019 and 333-209727) of Hecla Mining Company of our reports dated February 15, 2018, relating to the consolidated financial statements, and the effectiveness of Hecla Mining Company’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Spokane, Washington

February 15, 2018